Exhibit 99.3

CONSENT OF FIG PARTERS, LLC

In connection with the proposed merger of OCB Bancorp and into Sierra Bancorp, we hereby consent to the inclusion of our fairness opinion to the Board of Directors of OCB Bancorp as Appendix C to the Proxy Statement/Prospectus which forms a part of Amendment No. 2 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, relating to the proposed merger and to the references to such opinion and the quotation or summarization of such opinion contained therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

August 9, 2017

/s/ FIG Partners, LLC

FIG Partners, LLC
Atlanta, Georgia